EXHIBIT 99.1

AMENDMENT TO AGREEMENT

WHEREAS the parties herein previously entered into and executed a “License and Access Agreement between START FRESH ALCOHOL RECOVERY CLINIC, INC. and FRESH START PRIVATE MANAGEMENT, INC.” on or about October 2, 2013, “Agreement.” It is their mutual desire to amend Agreement for the sole purpose(s) described and contained in this Amendment. Unless specifically provided herein no other terms and/or obligations undertaken by parties in Agreement shall be altered or excused.

It is agreed that:

1) The entity identified in Agreement as FRESH START PRIVATE MANAGEMENT, INC. “FRESH START” has changed its name to BioCorRx, Inc., and is for all purposes acknowledged and accepted by all parties herein as FRESH START’S successor in interest possessing any and all rights and obligations previously granted to FRESH START in Agreement.

2) Retroactively effective as of January 1, 2014 the License Fee to be paid by START FRESH ALCOHOL RECOVERY CLINIC, INC. “SFR” to FRESH START PRIVATE MANAGEMENT, INC. “FSPM” for each Naltrexone Implant shall be amended.* This price shall replace the previous stated cost.*

3) Effective as of May 1, 2014 the term “Territory” as defined in Paragraph 1.8 of Agreement shall be amended to include procedures originating out of the city limits of Atlanta, Georgia with SFR’s offices located at 5569 Peachtree Dunwoody Road, Ste. 280, Atlanta, GA 30342.

IN WITNESS WHEREOF, the parties hereto have agreed and executed this Amendment to Agreement.

AGREED AND ACCEPTED:

Start Fresh Recovery, Inc.		BioCorRx, Inc.

By:	/s/ George Fallieras	By:	/s/ Lourdes Felix
Name:	George Fallieras, MD	Name:	Lourdes Felix
Title:	Managing Member	Title:	CFO and Director

*Information omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission.